UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Digi International Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LETTER TO STOCKHOLDERS
Notice of Annual Meeting of Stockholders to be held on January 22, 2007
PROXY STATEMENT
GENERAL INFORMATION
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EMPLOYMENT CONTRACTS; SEVERANCE, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE EVALUATION
PROPOSAL TO APPROVE THE DIGI INTERNATIONAL INC. 2000 OMNIBUS STOCK PLAN AS AMENDED AND RESTATED AS OF NOVEMBER 27, 2006
PROPOSAL TO APPROVE THE DIGI INTERNATIONAL INC. EMPLOYEE STOCK PURCHASE PLAN AS AMENDED AND RESTATED AS OF NOVEMBER 27, 2006
RELATIONSHIP WITH AND APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ADDITIONAL MATTERS
Exhibit A
Exhibit B

DIGI INTERNATIONAL INC.
11001 Bren Road East
Minnetonka, Minnesota 55343
952/912-3444

December 6, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, commencing at 3:30 p.m., Central Standard Time, on Monday, January 22, 2007.

The Secretary’s Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible, even if you plan to attend the Annual Meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

Sincerely,

Joseph T. Dunsmore
Chairman of the Board

DIGI INTERNATIONAL INC.

Notice of Annual Meeting of Stockholders
to be held on
January 22, 2007

The Annual Meeting of Stockholders of Digi International Inc. will be held at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, at 3:30 p.m., Central Standard Time, on Monday, January 22, 2007, for the following purposes:

1.  To elect two directors for a three-year term.

2.  To approve the Digi International Inc. 2000 Omnibus Stock Plan, as Amended and Restated as of November 27, 2006.

3.  To approve the Digi International Inc. Employee Stock Purchase Plan, as Amended and Restated as of November 27, 2006.

4.  To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending September 30, 2007.

5.  To transact such other business as may properly be brought before the meeting.

The Board of Directors has fixed November 24, 2006, as the record date for the meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible. You may revoke your proxy at any time prior to its exercise, and returning your proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.

By Order of the Board of Directors,

James E. Nicholson
Secretary

Minnetonka, Minnesota
December 6, 2006

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy is being solicited by the Board of Directors of Digi International Inc., a Delaware corporation (the “Company”), for use in connection with the Annual Meeting of Stockholders to be held on Monday, January 22, 2007, at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, commencing at 3:30 p.m., Central Standard Time, and at any adjournments thereof. Only stockholders of record at the close of business on November 24, 2006, will be entitled to vote at such meeting or adjournments. Proxies in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. A stockholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to the Secretary of the Company of termination of the proxy’s authority or a properly signed and duly returned proxy bearing a later date.

The address of the principal executive office of the Company is 11001 Bren Road East, Minnetonka, Minnesota 55343 and the Company’s telephone number is (952) 912-3444. The mailing of this Proxy Statement and form of proxy to stockholders will commence on or about December 12, 2006.

Stockholder proposals intended to be presented at the 2008 Annual Meeting of Stockholders must be received by the Company at its principal executive office no later than August 14, 2007, for inclusion in the Proxy Statement for that meeting. Any other stockholder proposals for the Company’s 2008 Annual Meeting of Stockholders must be received by the Company at its principal executive office not less than 60 days prior to the date fixed for such annual meeting, unless the Company gives less than 75 days’ prior public disclosure of the date of the meeting, in which case the Company must receive notice from the stockholder not later than the close of business on the fifteenth day following the day on which the Company makes such public disclosure. The notice must set forth certain information concerning such proposal, including a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, the name and record address of the stockholder proposing such business, the class and number of shares of the Company which are beneficially owned by the stockholder, and any material interest of the stockholder in such business.

Under the Company’s Bylaws, nominations of persons for election as a director at any meeting of stockholders must be made pursuant to timely notice in writing to the President of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days prior to the date fixed for the meeting, unless the Company gives less than 75 days’ prior public disclosure of the date of the meeting, in which case the Company must receive notice from the stockholder not later than the close of business on the fifteenth day following the day on which the Company makes such public disclosure.

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials. To assist the Company in soliciting proxies for the 2007 Annual Meeting of Stockholders, the Company has retained D.F. King for a total fee not to exceed $6,000 plus out-of-pocket expenses.

With the exception of the election of directors, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of each proposal presented in this Proxy Statement. A plurality of the votes of outstanding shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the meeting. However, shares of a stockholder who abstains, withholds authority to vote for the election of directors or does not otherwise vote in person or by proxy (including broker non-votes) will not be counted for the election of directors or approval of the proposals.

The Common Stock of the Company, par value $.01 per share, is the only authorized and issued voting security of the Company. At the close of business on November 24, 2006, there were 25,085,451 shares of Common Stock issued and outstanding, each of which is entitled to one vote. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock of the Company, as of November 24, 2006, by each director or nominee for director of the Company, by each executive officer of the Company named in the Summary Compensation Table herein, by all directors, nominees and executive officers as a group, and by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company.

	Amount and Nature of
Name and Address	Beneficial		Percentage of
of Beneficial Owner	Ownership(1)		Outstanding Shares

Directors, nominees and executive officers:
Joseph T. Dunsmore	504,307	(2)	1.97%
Subramanian Krishnan	353,966	(3)	1.39%
Lawrence A. Kraft	113,167	(4)	*
Joel K. Young	148,313	(5)	*
Guy C. Jackson	61,000	(6)	*
Kenneth Millard	53,000	(7)	*
Ahmed Nawaz	0		*
William N. Priesmeyer	11,875	(8)	*
Bradley J. Williams	53,000	(9)	*

All directors, nominees and executive officers as a group (9 persons, including those named above)	1,298,628	(10)	4.93%

Other beneficial owners:
Munder Capital Management Munder Capital Center 480 Pierce Street Birmingham, MI 48009	2,685,994	(11)	10.71%
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	1,717,080	(12)	6.84%
Mellon Financial Corporation One Mellon Center Pittsburgh, PA 15258	1,487,016	(13)	5.93%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	2,880,200	(14)	11.48%
John P. Schinas P.O. Box 187 Rangeley, ME 04970	1,392,196	(15)	5.55%

*	Less than one percent.

(1)	Unless otherwise indicated in footnote below, the listed beneficial owner has sole voting power and investment power with respect to such shares.

(2)	Includes 496,667 shares covered by options which are exercisable within 60 days of the record date.

(3)	Includes 338,958 shares covered by options which are exercisable within 60 days of the record date.

(4)	Includes 113,167 shares covered by options which are exercisable within 60 days of the record date.

(5)	Includes 148,313 shares covered by options which are exercisable within 60 days of the record date.

(6)	Includes 56,000 shares covered by options which are exercisable within 60 days of the record date.

(7)	Includes 53,000 shares covered by options which are exercisable within 60 days of the record date.

(8)	Includes 11,875 shares covered by options which are exercisable within 60 days of the record date.

(9)	Includes 53,000 shares covered by options which are exercisable within 60 days of the record date.

(10)	Includes 173,875 shares covered by options which are exercisable within 60 days of the record date held by five non-employee directors and 1,097,105 shares covered by options which are exercisable within 60 days of the record date held by four executive officers.

(11)	Based on the information contained in a Form 13F filed with the SEC on November 10, 2006, reflecting the stockholder’s beneficial ownership of 2,685,994 shares of Common Stock with sole voting power with respect to 2,671,594 of such shares as of September 30, 2006.

(12)	Based on the information contained in a Schedule 13G filed with the SEC on January 26, 2006, reflecting the stockholder’s beneficial ownership of 1,717,080 shares of Common Stock with sole voting power with respect to 1,650,437 of such shares as of December 31, 2005.

(13)	Based on the information contained in a Schedule 13G filed with the SEC on February 15, 2006, reflecting the stockholder’s beneficial ownership of 1,487,016 shares of Common Stock with sole voting power with respect to 1,455,216 of such shares, sole dispositive power with respect to 1,441,516 of such shares and shared dispositive power with respect to 8,500 of such shares as of December 31, 2005.

(14)	Based on the information contained in a Schedule 13F filed with the SEC on November 2, 2006, reflecting the stockholder’s beneficial ownership as of September 30, 2006.

(15)	Based on the information contained in a Schedule 13G/A filed with the SEC on February 13, 2006, reflecting the stockholder’s beneficial ownership as of December 31, 2005, and confirmed by the Company telephonically on November 29, 2006, as to such stockholder’s beneficial ownership as of such date.

ELECTION OF DIRECTORS

The business of the Company is managed by or under the direction of a Board of Directors with a number of directors, not less than three, fixed from time to time by the Board of Directors. The Board is divided into three classes as nearly equal in number as possible, and directors of one class are elected each year for a term of three years. Each class consists of at least one director. The Board of Directors has fixed at two the number of directors to be elected to the Board at the 2007 Annual Meeting of Stockholders. The Nominating Committee has nominated Messrs. Jackson and Nawaz to stand for election for a three-year term. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nominees named below.

Each of the nominees named below is currently a director of the Company, and each has indicated a willingness to serve as a director. The Nominating Committee of the Board of Directors selected each of the nominees named below. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee selected by the Nominating Committee.

Following is certain information regarding the nominees for the office of director and the current directors whose terms expire after the 2007 Annual Meeting:

Director Nominees for Term Expiring in 2010:

Guy C. Jackson, age 64

Mr. Jackson has been a member of the Board of Directors since November 2003. In June 2003, Mr. Jackson retired from the accounting firm of Ernst & Young LLP after 35 years with the firm and one of its predecessors, Arthur Young & Company. During his career, he served as the audit partner on numerous public companies in

Ernst & Young’s New York and Minneapolis Offices. Mr. Jackson also serves as a director and member of the audit committee of Cyberonics, Inc., EpiCept Corporation, Life Time Fitness, Inc. and Urologix, Inc.

Ahmed Nawaz, age 57

Mr. Nawaz has been a member of the Board of Directors of the Company since October 2006. Since November 2006, Mr. Nawaz has been the Executive Vice President for the Wireless Solutions division of Spansion Inc. Mr. Nawaz was a management consultant from January 2006 to November 2006. Prior to that, Mr. Nawaz was Executive Vice President, Worldwide Sales, of Agere Systems Inc. a provider of integrated circuit solutions, from March 2001 to December 2005. Mr. Nawaz was President of Worldwide Sales, Strategy and Business Development, from April 2000 to March 2001, and President, Integrated Circuits Division, from June 1998 to April 2000, of Lucent’s Microelectronics and Communications Technologies Group. He joined AT&T in 1992 and moved to Lucent following its spin-off from AT&T in 1996. Mr. Nawaz was Vice President of Lucent’s Network Communications business unit from January 1996 to July 1998. While at AT&T, he was Vice President of the Applications business unit from 1994 to 1995. Prior to joining AT&T, Mr. Nawaz was at Texas Instruments, where he was responsible for the personal computer business unit from 1990 to 1992 and also held various marketing and product management positions.

Directors Whose Terms Expire in 2008:

Joseph T. Dunsmore, age 48

Mr. Dunsmore joined the Company in October 1999 as President and Chief Executive Officer and a member of the Board of Directors and was elected Chairman of the Board in May 2000. Prior to joining the Company, Mr. Dunsmore had been Vice President of Access for Lucent Microelectronics, a telecommunications company now known as Agere Systems Inc., since June 1999. From October 1998 to June 1999, he acted as an independent consultant to various high technology companies. From February 1998 to October 1998, Mr. Dunsmore was Chief Executive Officer of NetFax, Inc., a telecommunications company. From October 1995 to February 1998, he held executive management positions at US Robotics and then at 3COM after 3COM acquired US Robotics in June 1997. Prior to that, Mr. Dunsmore held various marketing management positions at AT&T Paradyne Corporation from May 1983 to October 1995.

Bradley J. Williams, age 46

Mr. Williams has been a member of the Board of Directors of the Company since June 2001. Since October 2005, Mr. Williams has been the President of Catalyst Resources, L.C., a management consulting firm specializing in business development for entrepreneurs and small business owners. Prior to that, Mr. Williams was the Vice President of Sales for On Demand Technologies, a provider of technology driven communications products, from February 2004 to October 2005. Mr. Williams was the President of Relationship Marketing, Inc., a provider of marketing communications solutions, from August 2003 to February 2004 and he previously served as Executive Vice President, Sales of Relationship Marketing commencing June 2002. In January 2000, Mr. Williams co-founded Raviant Networks, Inc., a provider of comprehensive software solutions and professional services to the telecommunications industry, where he served as its Chief Operating Officer from April 2000 until June 2002. He also served as a director of Raviant from April 2000 to August 2002. From August 1996 to December 1999, Mr. Williams worked for Integrated Network Solutions, a value-added reseller of hardware, software and network services, where he started a telecommunications consulting division that was eventually spun off as Raviant Networks.

Directors Whose Terms Expire in 2009:

Kenneth E. Millard, age 60

Mr. Millard has been a member of the Board of Directors of the Company since October 1999. Mr. Millard was Chairman, Chief Executive Officer, President and a director of Telular Corporation, a telecommunications company, until February 2005, after serving as President and Chief Executive officer since April 1996 and Chairman since 2001. Prior to that, Mr. Millard was the President and Chief Operating Officer of Oncor

Communications, a telecommunications company, from February 1992 to January 1996. Prior to that, he held various executive management positions at Ameritech Corporation and worked as an attorney for AT&T and Wisconsin Bell. Mr. Millard serves as a director of Dedicated Computing LLC, a private corporation, and FirstHand Technologies Inc., a private corporation.

William N. Priesmeyer, age 61

Mr. Priesmeyer has been a member of the Board of Directors since November 2005. He has been the Chief Executive Officer of Cymbet Corporation, a manufacturer of thin film energy cells for the semiconductor industry, since November 2001. Mr. Priesmeyer served as Senior Vice President and Chief Financial Officer of Jostens Inc., a producer of educational products, from August 1997 to June 2001. Prior to that, he held Chief Financial Officer positions at Waldorf Corporation, DataCard Corporation and Onan Corporation and was a Vice President at The Pillsbury Company. Mr. Priesmeyer began his career at Xerox Corporation.

None of the directors is related to any other director or to any executive officer of the Company. The Board of Directors has determined that Messrs. Jackson, Millard, Nawaz, Priesmeyer and Williams, who constitute a majority of the Board of Directors, are “independent” as defined in the applicable listing standards of the Nasdaq Stock Market (“Nasdaq”).

Committees of the Board of Directors and Meeting Attendance

The Board of Directors met nine times during fiscal 2006. All directors attended at least 75% of the meetings of the Board and of the Committees on which they served during fiscal 2006. The Company has an Audit Committee, a Compensation Committee and a Nominating Committee. Following is a description of the functions performed by each of these Committees.

Audit Committee

The Company’s Audit Committee presently consists of Messrs. Jackson (Chairman), Millard and Priesmeyer. The Board of Directors has determined that all members of the Audit Committee are “independent” as that term is defined in the applicable Nasdaq listing standards and regulations of the SEC and all members are financially literate as required by the applicable Nasdaq listing standards. In addition, the Board of Directors has determined that Messrs. Jackson, Millard and Priesmeyer have the financial experience required by the applicable Nasdaq listing standards and that each is an “audit committee financial expert” as defined by applicable regulations of the SEC. The Audit Committee oversees the Company’s accounting, internal controls and financial reporting process by, among other things, taking action to oversee the independence of and annual audit by the independent registered public accounting firm and selecting and appointing the independent registered public accounting firm. The Audit Committee met eight times during fiscal 2006. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is available on the Investor Relations section of the Company’s website, www.digi.com. The Audit Committee reviews the Audit Committee Charter annually and may make additional recommendations to the Board of Directors for further revision of the Audit Committee Charter to reflect changing circumstances and requirements.

Compensation Committee

The Company has a Compensation Committee presently consisting of Messrs. Millard (Chairman), Jackson and Williams. The Board of Directors has determined that all members of the Compensation Committee are “independent” as that term is defined in the applicable Nasdaq listing standards. The Compensation Committee determines the compensation of the Chief Executive Officer and all other executive officers. With respect to employees other than executive officers, the Compensation Committee oversees general compensation policies and reviews the annual incentive compensation structure. The Compensation Committee also oversees the Company’s benefit plans and administers the Digi International Inc. Stock Option Plan, the Digi International Inc. Non-Officer Stock Option Plan, the Digi International Inc. Employee Stock Purchase Plan and the Digi International Inc. 2000 Omnibus Stock Plan. The Compensation Committee met seven times and took action by written consent once during fiscal 2006. The responsibilities of the Compensation Committee are set forth in the Compensation

Committee Charter, a copy of which is available on the Investor Relations Section of the Company’s website, www.digi.com. The Compensation Committee reviews the Compensation Committee Charter annually and may recommend to the Board of Directors revisions to the Compensation Committee Charter to reflect changing circumstances and requirements.

Nominating Committee

The Company has a Nominating Committee, presently consisting of Messrs. Williams (Chairman), Millard and Priesmeyer. The Board of Directors has determined that all members of the Nominating Committee are “independent” as that term is defined in the applicable Nasdaq listing standards. The Nominating Committee selects candidates as nominees for election as directors. The Nominating Committee met two times during fiscal 2006. The responsibilities of the Nominating Committee are set forth in the Nominating Committee Charter, a copy of which is available on the Investor Relations Section of the Company’s website, www.digi.com. The Nominating Committee reviews the Nominating Committee Charter annually and may recommend to the Board of Directors revisions to the Nominating Committee Charter to reflect changing circumstances and requirements.

Director Nominee Selection Process and Criteria

The Nominating Committee will consider persons recommended by stockholders in selecting nominees for election to the Board of Directors. Stockholders who wish to suggest qualified candidates should write to: Digi International Inc., 11001 Bren Road East, Minnetonka, MN 55343, Attention: Chairman, Nominating Committee. All recommendations should state in detail the qualification of such persons for consideration by the Committee and should be accompanied by an indication of the person’s willingness to serve. The Nominating Committee will consider candidates recommended by stockholders in the same manner that it considers all director candidates.

Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. The Nominating Committee will consider, at a minimum, the following factors in nominating existing and potential new members of the Board of Directors, in addition to other factors it deems appropriate based on the current needs and desires of the Board of Directors:

•	demonstrated character and integrity, an inquiring mind, experience at a strategy/policy setting level, sufficient time to devote to the affairs of the Company, and high-level managerial experience;

•	whether the member/potential member is subject to a potentially disqualifying factor, such as, relationships with competitors, customers, suppliers, contractors, counselors or consultants, or recent previous employment with the Company;

•	the member’s/potential member’s independence;

•	whether the member/potential member assists in achieving a mix of members on the Board of Directors that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience;

•	whether the member/potential member has general and strategic business management experience and financial experience with companies of a similar size that operate in the same general industry as the Company;

•	whether the member/potential member, by virtue of particular experience, technical expertise, or specialized skills, will add specific value as a member of the Board of Directors; and

•	any factors related to the ability and willingness of a new member to serve, or an existing member to continue his/her service.

Mr. Nawaz, who has not previously been elected to serve as a director by the Company’s stockholders, was identified as a potential director candidate by Joseph T. Dunsmore, the Company’s Chairman of the Board, President and Chief Executive Officer.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by addressing correspondence to Digi International Inc., 11001 Bren Road East, Minnetonka, MN 55343, Attention: Lead Director. Mr. Millard currently serves as the Lead Director. All such communications will be forwarded directly to the Chairman. The Chairman will forward communications directed at particular members of the Board of Directors directly to the particular members. Communications directed to the Board of Directors in general will be handled by the Lead Director.

The Company does not have a policy regarding attendance of members of the Board of Directors at annual meetings of the Company’s stockholders. Three directors attended the January 2006 Annual Meeting of Stockholders.

Director Compensation

During fiscal 2006, and fiscal 2007 prior to November 27, 2006, each non-employee director of the Company who beneficially owned not more than 5% of the Company’s outstanding Common Stock received the compensation described below. Directors who are employees and non-employee directors who beneficially own more than 5% of the Company’s outstanding Common Stock serve without receiving such compensation.

Each such director who was newly elected to the Board, whether elected at an annual meeting or during the year, and who had not previously been a director of the Company, received a one-time, non-elective grant of an option to purchase 7,500 shares of Common Stock. As a newly elected director, Mr. Nawaz received such an award. Furthermore, each such director, whether incumbent or newly elected, and who was a director at the conclusion of an annual meeting received a non-elective grant of an option to purchase 9,500 shares of Common Stock. If a newly elected non-employee director was first elected during the year, as was the case for Mr. Nawaz, then such non-elective option grant was prorated. In addition, each such director, whether incumbent or newly elected, and who was a director at the conclusion of an annual meeting had an election to receive one of the following: (i) an option to purchase 3,500 shares of Common Stock or (ii) cash payments consisting of an annual retainer of $10,000, payable quarterly in arrears. If a newly elected non-employee director was first elected during the year, as was the case for Mr. Nawaz, the option grant to purchase 3,500 shares of Common Stock or the $10,000 annual retainer was prorated. As additional compensation, the Compensation Committee Chairman had an annual election to receive one of the following in addition to the compensation described above: (i) an option to purchase 2,500 shares of Common Stock or (ii) an option to purchase 1,000 shares of the Common Stock plus a cash payment of $4,000. The Audit Committee Chairman had an annual election to receive one of the following: (i) an option to purchase 5,000 shares of the Common Stock or (ii) an option to purchase 3,500 shares of Common Stock plus a cash payment of $4,000. All options had an exercise price equal to the market price of the Company’s Common Stock on the date of issuance.

Prior to November 27, 2006, under the Omnibus Plan, the initial and annual grants to non-employee directors described above were automatic (other than the awards to the Compensation Committee Chairman and Audit Committee Chairman, which were discretionary), and the vesting schedule for such option awards was prescribed by the terms of the Omnibus Plan. Such options would vest over a two-year period, except that options held by a non-employee director that as attained 62 years of age and completed five years of service with the Company would vest one year from the date of grant.

When the Board of Directors amended and restated the Omnibus Plan as of November 27, 2006, the automatic option provisions for non-employee directors were removed from the Plan, and the Committee now has discretion over such matters, subject to applicable federal law and the provisions of the Omnibus Plan. Though the initial grants to non-employee directors (and the vesting schedules of such grants) are now discretionary, rather than set forth in the Omnibus Plan, the Committee presently intends to continue the historic practices for outside director compensation described above for the year of board service that begins at the 2007 Annual Meeting of Stockholders, except that the vesting period for options will be one year, not two, as had been generally prescribed by the Omnibus Plan prior to November 27, 2006.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of independent, outside directors. No employee of the Company serves on the Committee. The Committee members have no interlocking relationships as defined by the SEC.

Report of the Audit Committee

The role of the Company’s Audit Committee, which is composed of three independent non-employee directors, is one of oversight of the Company’s management and the Company’s independent registered public accounting firm in regard to the Company’s financial reporting and the Company’s internal controls respecting accounting and financial reporting. The Audit Committee also considers and pre-approves any non-audit services provided by the Company’s independent registered public accounting firm to ensure that no prohibited non-audit services are provided by the independent registered public accounting firm and that the independent registered public accounting firm’s independence is not compromised. In performing its oversight function, the Audit Committee relies upon advice and information received in its discussions with the Company’s management and independent registered public accounting firm.

The Audit Committee has (i) reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2006, with the Company’s management; (ii) discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as amended, regarding communication with audit committees; and (iii) received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP their independence.

Based on the review and discussions with management and the Company’s independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, for filing with the SEC.

AUDIT COMMITTEE

Guy C. Jackson, Chairman

Kenneth E. Millard

William N. Priesmeyer

Audit and Non-Audit Fees

The following table presents fees for fiscal 2006 and 2005 for professional audit services performed by PricewaterhouseCoopers for the audit of the Company’s annual consolidated financial statements, the review of the Company’s interim consolidated financial statements for each quarter in fiscal 2006 and 2005 and all other services performed:

	Year Ended September 30,
	2006	2005

Audit Fees	$760,060	$666,997
Audit-Related Fees(1)	—	18,200
Tax Fees(2)	48,500	79,040
All Other Fees	—	—

Total	$808,560	$764,237

(1)	Audit-Related Fees in 2005 consisted primarily of assistance provided in documenting the Company’s internal controls over financial reporting.

(2)	Tax Fees in 2006 and 2005 consisted primarily of fees associated with extraterritorial tax exclusions. Tax Fees in 2005 also included fees associated with an Internal Revenue Service audit.

The Audit Committee pre-approved all of the services described above pursuant to engagements that occurred in fiscal 2006 and 2005. The Audit Committee has determined that the provision of the above non-audit services was compatible with maintaining the independence of the Company’s independent registered public accounting firm.

The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accounting firm is to approve annually all audit services and each recurring permissible non-audit service to be provided by the independent registered public accounting firm during the fiscal year. In addition, the Audit Committee may pre-approve other non-audit services during the year on a case-by-case basis, and delegates authority to grant such pre-approvals during the year to the Audit Committee Chairman. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the independent registered public accounting firm’s independence.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The Compensation Committee (the “Committee”) of the Board of Directors establishes the general compensation policies of the Company and specific compensation for each of the Company’s executive officers. The purpose of this report is to inform stockholders of the Company’s compensation policies for executive officers.

Compensation Philosophy

The Company has historically implemented a “pay for performance” compensation program for its executive officers. The compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company’s success and continued growth, while at the same time allowing the Company to attract and retain high-caliber executives. The Committee believes that the Company’s compensation practices reward executives commensurately with their ability (i) to meet the Company’s established financial targets and other goals, through cash bonuses, and (ii) to drive increases in stockholder value, through stock options.

A central feature of the Company’s compensation program is its emphasis on objective performance incentives that put a substantial portion of executives’ total cash compensation “at risk” by tying it to the achievement of objective financial results and other goals. An additional important aspect of the Company’s compensation program is its use of stock options. The Committee believes that the use of stock-based incentives ensures that the executive’s interests are aligned with the long-term interests of the Company’s stockholders. Executives are thereby given the incentive not only to meet their annual performance objectives, but also to achieve longer-term strategic goals.

Executive Officer Compensation Program

The key components of the Company’s compensation program are base salary, cash bonuses and stock options.

Base Salary.  The Committee annually reviews the base salary of each executive officer. For fiscal 2007, the Committee recommended that the base salaries of Messrs. Dunsmore and Krishnan remain at their fiscal 2006 levels, and approved increases in the base salaries of Messrs. Kraft and Young.

The Company entered into employment agreements with certain executive officers that establish certain minimum base salaries and bonus targets. The Committee has reviewed these salaries and targets and believes that they are consistent with the Company’s compensation philosophy described above.

Cash Bonuses.  Each executive of the Company is given a specified bonus target which he will receive if the applicable objectives set by the Committee, all of which are quantitative, are met. These bonus targets range from 80% to 100% of base salary and are tied to the achievement of quarterly and annual objectives. At the outset of the 2006 fiscal year, the Committee established quarterly and annual Company-wide financial objectives. The fiscal 2006 bonus targets at 100% achievement for the executive officers were $375,000 for Mr. Dunsmore, $241,500 for Mr. Krishnan, $185,000 for Mr. Kraft and $159,000 for Mr. Young. Incentives related to exceeding financial targets and acquisitions added the potential for an additional 100% of bonus target for Messrs. Dunsmore and Krishnan. Incentives related to exceeding financial targets and acquisitions added the potential for an additional 75% of bonus target for Messrs. Kraft and Young. The compensation arrangements for Messrs. Kraft and Young were established in November 2005, when they were elected executive officers of the Company.

For fiscal 2006, quarterly financial objectives for Messrs Dunsmore, Krishnan and Young were related to Company-wide revenue and profitability and for Mr. Kraft were related to geographic revenue and Company-wide profitability. Annual financial objectives for Messrs. Dunsmore and Krishnan were related to Company-wide revenue, profitability and cash balances, for Mr. Kraft were related to Company-wide revenue and profitability, design wins and geographic revenue, and for Mr. Young were related to Company-wide revenue and profitability. Quarterly targets were 35% of the bonus target incentive, and annual targets were 65% of the bonus target objective, and in each case the bonus objectives were measured by organic performance; that is, exclusive of performance achieved through acquisitions.

Under the bonus program tied to the quarterly and annual objectives, Mr. Dunsmore received a cash bonus equal to approximately 47% of his base salary, Mr. Krishnan received a cash bonus equal to approximately 51% of his base salary, Mr. Kraft received a cash bonus equal to approximately 55% of his base salary, and Mr. Young received a cash bonus equal to approximately 41% of his base salary. An additional 50% of each executive officer’s bonus target would have been payable upon exceeding certain revenue objectives based only upon organic performance exclusive of performance achieved through acquisitions, and subject to incremental profitability to ensure self-funding of such bonuses. Because the revenue targets were not exceeded, no bonus was earned under this component of the cash bonus program.

For fiscal 2006 the executive officers were also eligible to receive an additional bonus payment based upon successfully completed acquisitions during the fiscal year that meet certain requirements for cumulative projected annual revenue. This potential additional bonus payment was up to 50% of their respective bonus targets for Messrs. Dunsmore and Krishnan and up to 25% of their respective bonus targets for Messrs. Kraft and Young. The Company’s acquisition of MaxStream, Inc. did not qualify them for this acquisition-related bonus. However, the Compensation Committee in its discretion determined to make cash bonus awards to each of the executive officers in recognition of their efforts and contribution to the July 2006 acquisition of MaxStream, Inc., which fell just short of meeting the criteria for the acquisition-related bonus. Accordingly, in fiscal 2006 the Compensation Committee determined to make the following discretionary bonus awards: Mr. Dunsmore, $75,000 (20% of bonus target), Mr. Krishnan, $48,300 (20% of bonus target), Mr. Kraft, $18,500 (10% of bonus target), and Mr. Young, $15,900 (10% of bonus target).

At the outset of the 2007 fiscal year, the Committee established quarterly and annual Company-wide financial objectives. The fiscal 2007 bonus targets at 100% achievement for the executive officers are $375,000 for Mr. Dunsmore, $241,500 for Mr. Krishnan, $200,000 for Mr. Kraft and $167,000 for Mr. Young. Incentives relating to exceeding revenue targets and acquisitions, discussed below, each add another potential 50% of bonus target for each executive officer. For fiscal 2007, quarterly financial objectives for Messrs. Dunsmore, Krishnan and Young are related to Company-wide revenue and profitability and for Mr. Kraft are related to Company-wide revenue and profitability and emerging technology revenue. Annual financial objectives for Messrs. Dunsmore and Krishnan are related to Company-wide revenue, profitability and cash balances, for Mr. Kraft are related to Company-wide revenue and profitability, design wins and emerging technology revenue, and for Mr. Young are related to Company-wide revenue and profitability. Quarterly targets are 40% of the bonus target incentive, and annual targets are 60% of the bonus target objective, and in each case the bonus objectives are measured by organic performance; that is, exclusive of performance achieved through acquisitions.

In addition, up to an additional 50% of each executive officer’s bonus target is payable upon exceeding certain revenue objectives based only upon organic performance exclusive of performance achieved through acquisitions, and subject to incremental profitability to ensure self-funding of such bonuses.

For fiscal 2007, executive officers are eligible to receive an additional bonus payment of up to 50% of their respective bonus target based upon successfully completed acquisitions during the year that meet certain requirements for cumulative projected annual revenue.

Stock Options.  Long-term incentives have historically been provided through the Company’s stock options. The Company’s stock option plans are administered by the Committee, which is authorized to award stock options to employees of the Company and its subsidiaries, non-employee directors of the Company and certain advisors and consultants to the Company. The Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant, vesting and exercise of each option.

In September 2005, Mr. Dunsmore was granted options to purchase 80,000 shares and Mr. Krishnan was granted options to purchase 50,000 shares, all of which were granted with an exercise price of $10.44 per share (in each case, the exercise prices reflect fair market value on the date of the grant). In November 2005, Mr. Kraft was granted options to purchase 35,000 shares and Mr. Young was granted options to purchase 25,000 shares, all of which were granted with an exercise price of $12.73 (in each case, the exercise prices reflect fair market value on the date of the grant). No stock options were granted to Messrs. Dunsmore and Krishnan during fiscal 2006.

In lieu of granting Mr. Dunsmore a stock option award in November 2007, the Committee honored his request to award the equivalent number of shares to key non-officer employees within the Company. The Committee approved Mr. Dunsmore’s recommendation that awarded a total of 71,700 options to sixteen key performers within the Company.

401-K Savings and Profit Sharing Plan.  Company officers may participate in the Company’s 401-K Savings and Profit Sharing Plan (the “401-K Plan”) which allows any Company employee (other than persons classified by the Company as interns, temporary employees, certain part-time employees and certain other excluded categories of employees) who is at least 18 years of age to contribute part of his or her earnings to the 401-K Plan. Eligible employees who are regularly scheduled to work more than 24 hours per week can begin contributing on the first day of the month following their date of hire. In 2006, the maximum contribution was the lesser of 25% of pay or $15,000, and participants who were age 50 or older by the end of 2006 could make additional “catch-up” contributions up to a maximum of $5,000. In 2007, the maximum contribution will be the lesser of 25% of pay or $15,500, and participants who will have reached age 50 by the end of 2007 can make additional “catch-up” contributions up to a maximum of $5,000.

Under the 401-K Plan, the Company provides a matching contribution and has the discretion to make a profit sharing contribution. Profit sharing contributions are allocated in proportion to the earnings of eligible participants. To be eligible to receive profit sharing contributions for a year, the participant must be employed by the Company on December 31 of that year and must have completed at least 1,000 hours of service during the year. No profit sharing contributions were made in fiscal 2006.

Matching contributions are made each pay period for those employees who are active participants during the pay period, based on the contributions made by the employee during that pay period. For the 2006 calendar year, the Company provided a 100% match on the first 3% of pay contributed by each employee in each bi-weekly pay period and a 50% match on the next 2% of pay contributed by each employee in each bi-weekly pay period. The Company match will be the same for calendar year 2007.

New CEO Employment Agreement.  On September 27, 2006, the Company and Mr. Dunsmore entered into a new employment agreement which superseded the employment agreement that had been in place since Mr. Dunsmore joined the Company in 1999. The Compensation Committee unanimously approved the new agreement, which is discussed more fully under the heading, “Employment Contracts; Severance, Termination of Employment and Change-In-Control Arrangements.”

COMPENSATION COMMITTEE

Kenneth E. Millard, Chairman

Guy C. Jackson

Bradley J. Williams

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table contains information concerning annual and long-term compensation for the fiscal years ended September 30, 2006, 2005, and 2004 provided to the individual who served as Chief Executive Officer during fiscal 2006 and the other three most highly compensated executive officers of the Company who received remuneration exceeding $100,000 for fiscal 2006 (the “Named Officers”).

				Long-Term
	Annual Compensation			Compensation
Name and	Fiscal			Awards	All Other
Principal Position	Year	Salary	Bonus	Options(#)	Compensation

Joseph T. Dunsmore, Chairman of the Board,	2006	$375,000	$250,292	—	$9,285
President and Chief Executive Officer(1)	2005	325,000	303,383	80,000	8,773
	2004	260,000	232,340	140,000	7,176

Subramanian Krishnan, Senior Vice President,	2006	$241,500	$172,397	—	$9,212
Chief Financial Officer and Treasurer(2)	2005	230,000	241,624	50,000	9,019
	2004	200,000	184,878	75,000	10,036

Lawrence A. Kraft, Senior Vice President of Sales and Marketing(3)(5)	2006	$183,269	$120,619	35,000	$7,809

Joel K. Young, Senior Vice President of Research and Development, and Chief Technical Officer(4)(5)	2006	$194,179	$95,362	25,000	$7,911

(1)	Amounts included in All Other Compensation for Mr. Dunsmore for 2006 include the Company’s matching contribution to the 401-K Plan of $8,800 allocated to Mr. Dunsmore’s account and term life insurance premiums of $485 paid for Mr. Dunsmore. Amounts included in All Other Compensation for Mr. Dunsmore for 2005 include the Company’s matching contribution to the 401-K Plan of $8,288 allocated to Mr. Dunsmore’s account and term life insurance premiums of $485 paid for Mr. Dunsmore. Amounts included in All Other Compensation for Mr. Dunsmore for 2004 include the Company’s matching contribution to the 401-K Plan of $6,691 allocated to Mr. Dunsmore’s account and term life insurance premiums of $485 paid for Mr. Dunsmore.

(3)	Amounts included in All Other Compensation for Mr. Krishnan for 2006 include the Company’s matching contribution to the 401-K Plan of $8,217 allocated to Mr. Krishnan’s account and term life insurance premiums of $995 paid for Mr. Krishnan. Amounts included in All Other Compensation for Mr. Krishnan for 2005 include the Company’s matching contribution to the 401-K Plan of $8,024 allocated to Mr. Krishnan’s account and term life insurance premiums of $995 paid for Mr. Krishnan. Amounts included in All Other Compensation for Mr. Krishnan for 2004 include the Company’s matching contribution to the 401-K Plan of $9,041 allocated to Mr. Krishnan’s account and term life insurance premiums of $995 paid for Mr. Krishnan.

(3)	Amounts included in All Other Compensation for Mr. Kraft for 2006 include the Company’s matching contribution to the 401-K Plan of $7,569 allocated to Mr. Kraft’s account and term life insurance premiums of $240 paid for Mr. Kraft.

(4)	Amounts included in All Other Compensation for Mr. Young for 2006 include the Company’s matching contribution to the 401-K Plan of $7,621 allocated to Mr. Young’s account and term life insurance premiums of $290 paid for Mr. Young.

(5)	Messrs. Kraft and Young were appointed executive officers of the Company in November 2005.

OPTION GRANTS IN LAST FISCAL YEAR

		Individual Grants
	Number of	Percent of Total			Potential Realizable Value
	Securities	Options	Exercise		at Assumed Annual Rates
	Underlying	Granted to	or Base		of Stock Price Appreciation
	Options	Employees	Price	Expiration	for Option Terms (1)
Name	Granted (#) (2)	in Fiscal Year	($/Sh)	Date	0% ($)	5% ($)	10% ($)

Joseph T. Dunsmore	0	n/a	n/a	n/a	n/a	n/a	n/a
Subramanian Krishnan	0	n/a	n/a	n/a	n/a	n/a	n/a
Lawrence A. Kraft	35,000	8.2%	$12.73	11/28/15	$0	$280,204	$710,092
Joel K. Young	25,000	5.9%	12.73	11/28/15	0	200,145	507,209

(1)	The dollar amounts under these columns are the results of calculations at a 0% annual appreciation rate, and at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes, and, therefore, are not intended to forecast future financial performance or possible future appreciation, if any, in the price of the Company’s stock. Stockholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from the option grants shown when the price of the Company’s stock appreciates, which also benefits all stockholders.

(2)	These options became exercisable as to 25% of the shares on November 28, 2006, and will become exercisable as to the remaining 75% of the shares in equal monthly installments over the following 36 months.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The purpose of the following table is to report exercises of stock options by the Named Officers during fiscal 2006 and any value of their unexercised stock options as of September 30, 2006. The Company has not issued any stock appreciation rights to the Named Officers.

					Value of Unexercised
			Number of Unexercised		In-the-Money Options
	Shares Acquired	Value	Options at FY-End		at FY-End (1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph T. Dunsmore	20,000	$164,610	470,000	115,000	$1,596,000	$314,900
Subramanian Krishnan	0	0	332,500	57,500	1,942,065	169,150
Lawrence A. Kraft	0	0	94,938	59,062	745,936	107,414
Joel K. Young	0	0	139,458	38,542	921,300	19,250

(1)	Value is based on a share price of $13.50, which was the closing sale price for a share of Common Stock on the Nasdaq Stock Market on September 29, 2006 (the last trading day prior to the Company’s fiscal year end), minus the exercise price.

EMPLOYMENT CONTRACTS; SEVERANCE, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

Joseph T. Dunsmore.  On September 27, 2006 the Company and Mr. Dunsmore entered into a new employment agreement which superseded the employment agreement that had been in place since Mr. Dunsmore joined the Company in 1999. The Compensation Committee unanimously approved the new agreement, which differed from the old agreement in the following respects:

•	it increased the minimum level of Mr. Dunsmore’s base salary to $375,000;

•	it increased the severance benefits payable to Mr. Dunsmore by providing that, if the Company terminates Mr. Dunsmore’s employment without cause: (1) he will receive his base salary for an additional year (for a total of two years); and (2) in addition to the base salary continuation for two years, Mr. Dunsmore will receive a pro-rata bonus based on the number of months that he was employed by the Company during the year in which his employment was terminated and the Company’s actual performance against the annual objectives set by the Committee; and

•	it removed the Company’s failure to achieve certain net sales and after tax earnings performance criteria from the reasons for which the Company may terminate Mr. Dunsmore’s employment for cause.

The new employment agreement also provides that the Committee reviews Mr. Dunsmore’s base salary annually and may, in its sole discretion, increase it to reflect performance and other factors. Mr. Dunsmore’s annual base salary was $375,000 for fiscal 2006 was not increased for fiscal 2007. Mr. Dunsmore is entitled to a cash bonus equal to 100% of his base salary, provided that the objectives set by the Committee are met. If some or all of the objectives are not met for a fiscal year, then the Committee shall determine in its discretion what portion of the target bonus amount, if any, will be paid to Mr. Dunsmore. If the objectives set by the Committee for a cash performance bonus are exceeded for a fiscal year, the Committee may, in its discretion, award Mr. Dunsmore a bonus in addition to any other bonus to which he is otherwise entitled.

As noted above, Mr. Dunsmore’s new employment agreement also provides that if the Company terminates his employment without cause, Mr. Dunsmore is entitled to receive his then-current base salary for a period of twenty-four months and a pro-rata bonus based on the number of months that he was employed by Digi during the year in which his employment was terminated and the Company’s actual performance against the annual objectives set by the Committee. The agreement also provides that Mr. Dunsmore is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

Under the terms of Mr. Dunsmore’s prior employment agreement, dated October 24, 1999, which was effective for most of fiscal 2006, until it was superseded by the new employment agreement described above, Mr. Dunsmore’s minimum annual base salary was set at $260,000, and Mr. Dunsmore was entitled to a cash bonus equal to 100% of his base salary, provided that the objectives set by the Committee were met. Pursuant to the prior agreement, if some or all of the objectives were not met for a fiscal year, then the Committee would determine in its discretion what portion of the target bonus amount, if any, would be paid to Mr. Dunsmore. If the objectives set by the Committee for a cash performance bonus were exceeded for a fiscal year, the Committee was permitted to, in its discretion, award Mr. Dunsmore a bonus that was larger than the target bonus. Under the terms of Mr. Dunsmore’s prior employment agreement, if the Company terminated his employment without cause, Mr. Dunsmore would have been entitled to receive his then-current base salary for a period of twelve months. The prior employment agreement also provided that Mr. Dunsmore was entitled to the benefits and perquisites which the Company generally provided to its other employees under applicable Company plans and policies.

Stock options awarded to Mr. Dunsmore vest upon a change-in-control of the Company, and his stock options awarded in 2003 would also vest upon termination of employment without cause.

Subramanian Krishnan.  The Company and Mr. Krishnan are parties to a letter agreement dated March 26, 1999, as amended, which provides that if Mr. Krishnan’s employment is terminated by the Company without cause at any time, he will be entitled to receive severance equal to one year’s base salary and a bonus (if earned) that will be pro-rated for the portion of the fiscal year through the termination date. Mr. Krishnan’s annual base salary was $241,500 for fiscal 2006 and was not increased for fiscal 2007. Stock options awarded to Mr. Krishnan vest upon a change-in-control of the Company, and his stock options awarded in 2003 would also vest upon termination of employment without cause.

Lawrence A. Kraft.  The Company and Mr. Kraft are parties to a letter agreement dated February 4, 2003, when Mr. Kraft joined the Company. The letter agreement provides that Mr. Kraft’s initial base salary for his position as Vice President, Americas Sales and Marketing (his position when he joined the Company) was set at $165,000 with an annualized incentive target of $135,000. Mr. Kraft’s annual base salary was $185,000 for fiscal 2006, and was increased to $200,000 for fiscal 2007. The letter agreement also provides that if Mr. Kraft’s employment is terminated by the Company without case at any time, he will be entitled to receive severance equal to six months base salary. If he elects to receive his severance payments in bi-weekly installments for six months, Mr. Kraft’s benefits would also continue for such period. If he elects to receive a lump sum severance payment, the Company will pay the first six months of COBRA premiums for continuation of his health and dental benefits. Mr. Kraft will also receive a pro-rated bonus based on the number of months worked during the year in which his employment was terminated, and the Company’s achievement of target goals at the time of the termination. The agreement also provides that, in the event that the Company undergoes a change of control, Mr. Kraft is entitled to six months of severance pay for involuntary or voluntary termination.

Joel K. Young.  Mr. Young’s annual base salary was $196,100 for fiscal 2006 and was increased to $208,000 for fiscal 2007. The Company does not have a letter agreement with Mr. Young.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires that the Company’s directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s directors and executive officers, all Section 16(a) filing requirements were met for the fiscal year ended September 30, 2006.

PERFORMANCE EVALUATION

The graph below compares the total cumulative stockholders’ return on the Company’s Common Stock for the period from the close of the Nasdaq Stock Market — U.S. Companies on September 30, 2001, to September 30, 2006, the last day of fiscal 2006, with the total cumulative return on the CRSP Total Return Index for the Nasdaq Stock Market — U.S. Companies (the “CRSP Index”), the CRSP Index for Nasdaq Telecommunications Stocks (the “Peer Index”) and the CRSP Index for Nasdaq Computer Manufacturers Stocks (the “Computer Manufacturer’s Index”) over the same period. The Company has determined that its line of business is more comparable to those companies in the Peer Index rather than Computer Manufacturer’s Index. Going forward, the Company will provide comparison data relative to the Peer Index, rather than the Computer Manufacturer’s Index. The index level for the graph and table was set to $100 on September 30, 2001, for the Common Stock, the CRSP Index and the Peer Index and assumes the reinvestment of all dividends.

PROPOSAL TO APPROVE THE DIGI INTERNATIONAL INC.
2000 OMNIBUS STOCK PLAN
AS AMENDED AND RESTATED
AS OF NOVEMBER 27, 2006

Introduction

In 2000, the Board of Directors adopted the Digi International Inc. 2000 Omnibus Stock Plan, which has been subsequently amended and restated. Effective November 27, 2006, the Board of Directors adopted, effective upon stockholder approval at the 2007 annual meeting, amendments to the Plan’s provisions relating to the number of shares of Common Stock authorized for issuance under the Plan and the expiration date of the Plan. The proposed amendments would do the following:

1. Increase the number of shares of Common Stock that may be issued under the Plan from 750,000 to 3,250,000. The purpose of this amendment is to ensure that the Company has flexibility to meet its foreseeable future needs for stock options and any other awards to be granted under the Plan.

2. Extend the expiration date of the Plan from November 6, 2010 to November 27, 2016. The purpose of this amendment is to ensure that the Company is able to continue to grant stock options and other awards under the Plan until November 27, 2016.

The Board directed that the Company submit the 2000 Omnibus Stock Plan to the stockholders of the Company for approval at the January 2007 Annual Meeting of Stockholders. The following discussion refers to the 2000 Omnibus Stock Plan, as it would be amended and restated if the amendments described above are approved by a majority of the stockholders present and entitled to vote at the January 2007 Annual Meeting of Stockholders, as the “Omnibus Plan.” A copy of the Omnibus Plan, marked to show changes effected by the proposed amendments, is attached as Exhibit A to this Proxy Statement.

The Compensation Committee and the Board of Directors continues to believe that stock-based compensation programs are a key element in achieving the Company’s continued financial and operational success. The Company’s compensation programs have been designed to motivate representatives of the Company to work as a team to achieve the corporate goal of maximizing stockholder return.

As proposed to be amended and restated subject to stockholder approval, the Omnibus Plan provides that the Compensation Committee may grant options to purchase shares of Common Stock of the Company, not to exceed 3,250,000 shares in the aggregate. To date, 631,064 shares have been issued pursuant to the Omnibus Plan, all 631,064 issued shares are subject to outstanding options and 118,936 shares remain available for issuance. In the aggregate, under the Omnibus Plan, the Company’s Stock Option Plan and the Company’s Employee Stock Purchase Plan, there were approximately 4,975,296 shares subject to outstanding options or available for issuance, constituting 19.8% of total outstanding shares as of December 1, 2006. In the event this proposal and the proposal to approve the Digi International Inc. Employee Stock Purchase Plan are approved by the stockholders, there will be approximately 7,975,296 shares subject to outstanding options or available for issuance of stock-based awards, constituting 31.8% of the total outstanding shares as of December 1, 2006.

The descriptions set forth below are in all respects qualified by the terms of the Omnibus Plan.

Purpose

The purpose of the Omnibus Plan is to promote the interests of the Company and its stockholders by providing key personnel of the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The Omnibus Plan is also intended to provide directors of the Company who are not employees of the Company (the “Outside Directors”) with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors for their contributions to the Company and to aid in attracting and retaining Outside

Directors. The amount and nature of the awards to be granted to Outside Directors are in the discretion of the Committee.

Administration

The Omnibus Plan is administered by the Company’s Compensation Committee (the “Committee”). The Committee has the authority to adopt, revise and waive rules relating to the Omnibus Plan and to determine the timing and identity of participants, the amount of any awards and other terms and conditions of awards. The Committee may delegate its responsibilities under the Omnibus Plan to members of management of the Company or to others with respect to the selection and grants of awards to employees of the Company who are not deemed to be officers, directors or 10% stockholders of the Company under applicable Federal securities laws.

The regulations under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) require that the directors who serve as members of the Committee must be “outside directors.” The Omnibus Plan provides that directors serving on the Committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the Committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services, other than benefits under a tax-qualified pension option plan, (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity, other than as a director, and (v) any other person who is not otherwise considered an “outside director” for purposes of Section 162(m). The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934.

Eligibility and Number of Shares

All employees of the Company and its affiliates and other individuals or entities that are not employees but who provide services to the Company or its affiliates in capacities such as consultants, advisors and directors are eligible to receive awards under the Omnibus Plan at the discretion of the Committee. Incentive stock options under the Omnibus Plan may be awarded by the Committee only to employees. There are approximately 550 total employees and others who provide services to the Company and its affiliates, any or all of whom may be considered for the grant of awards under the Omnibus Plan at the discretion of the Committee.

The total number of shares of Company Common Stock available for distribution under the Omnibus Plan is 3,250,000, subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company. No more than 250,000 shares pursuant to stock options, no more than 100,000 shares of restricted stock and no more than 100,000 shares pursuant to stock appreciation rights may be granted to any one participant under the Omnibus Plan in any calendar year. Subject to this limitation, there is no limit on the number of shares in respect of which awards may be granted by the Committee to any person.

The Omnibus Plan provides that all awards are subject to agreements containing the terms and conditions of the awards. Such agreements will be entered into by the recipients of the awards and the Company on or after the time the awards are granted and are subject to amendment, including unilateral amendment by the Company, unless such amendments are determined by the Committee to be materially adverse to the participant and are not required as a matter of law. No amendment shall reduce the exercise price of, or “reprice,” any outstanding award, except as contemplated under the heading, “Adjustments, Modifications, Cancellation.” Any shares of Company Common Stock subject to awards under the Omnibus Plan which are not used because the terms and conditions of the awards are not met may be reallocated as though they had not previously been awarded, unless such shares were used to calculate the value of stock appreciation rights which have been exercised.

Types of Awards

The types of awards that may be granted under the Omnibus Plan include restricted and unrestricted stock, incentive and non-statutory stock options, stock appreciation rights, performance units and other stock-based awards. Subject to the restrictions described in this Proxy Statement with respect to incentive stock options, such awards will be exercisable by the participants at such times as are determined by the Committee. Except as noted below, during the lifetime of a person to whom an award is granted, only that person, or that person’s legal representative, may exercise an option or stock appreciation right, or receive payment with respect to performance units or any other award. No award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a successor in the event of a participant’s death or pursuant to a qualified domestic relations order. However, the Committee may provide that awards, other than incentive stock options, may be transferable to members of the participant’s immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if the participant does not receive any consideration for the transfer.

In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of each type of award that may be granted to an employee, and in some cases, a consultant, advisor or director, under the Omnibus Plan are as follows:

Restricted and Unrestricted Stock and Other Stock-Based Awards

The Committee is authorized to grant, either alone or in conjunction with other awards, stock and stock-based awards. The Committee shall determine the persons to whom such awards are made, the timing and amount of such awards, and all other terms and conditions. Company Common Stock granted to participants may be unrestricted or may contain such restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfer, as the Committee may determine. Unless forfeited, the recipient of restricted Common Stock will have all other rights of a stockholder, including without limitation, voting and dividend rights. The Omnibus Plan provides that no more than 1,000,000 shares in the form of restricted stock and 50,000 shares in the form of unrestricted stock can be issued under the Omnibus Plan.

Incentive and Non-statutory Stock Options

Both incentive stock options and non-statutory stock options may be granted to participants at such exercise prices as the Committee may determine, provided that the exercise price of non-statutory stock options shall be not less than the fair market value of the underlying stock as of the date the option is granted and the exercise price of incentive stock options shall be not less than 100% of the fair market value of the underlying stock as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that unless applicable Federal tax laws are modified, (i) no award may be granted under the Omnibus Plan after the expiration of the plan as amended and restated, which will be November 27, 2016, (ii) an incentive stock option shall not be exercisable more than 10 years after the date of grant, and (iii) the aggregate fair market value of the shares of Company Common Stock with respect to which incentive stock options held by an employee under the Omnibus Plan and any other plan of the Company or any affiliate may first become exercisable in any calendar year may not exceed $100,000. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns 10% or more of the outstanding shares of the Company.

The purchase price for stock purchased upon the exercise of the options may be payable in cash, in stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased or in a combination of cash and stock, as determined by the Committee. The Committee may permit optionees to simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price. The Committee may prevent participants from purchasing options in any manner that could have adverse financial accounting consequences for the Company.

In addition, options may be granted under the Omnibus Plan to employees of entities acquired by the Company in substitution of options previously granted to them by the acquired entity.

Stock Appreciation Rights and Performance Units

The value of a stock appreciation right granted to a participant is determined by the appreciation in Company Common Stock, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The participant receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of Company Common Stock to which the right relates determined as of the date the stock appreciation right is granted. Performance units entitle the participant to payment in amounts determined by the Committee based upon the achievement of specified performance targets during a specified term. Payments with respect to stock appreciation rights and performance units may be paid in cash, shares of Company Common Stock or a combination of cash and shares as determined by the Committee.

Acceleration of Awards, Lapse of Restrictions, Termination of Employment, Forfeiture

The Committee may provide for the lapse of restrictions on restricted stock or other awards, accelerated exercisability of options, stock appreciation rights and other awards or acceleration of the term with respect to which the achievement of performance targets for performance units is determined in the event of certain fundamental changes in the corporate structure of the Company, the death of the participant or such other events as the Committee may determine.

In the event of the death or disability of a participant, options that were not previously exercisable will become immediately exercisable in full if the participant was continuously employed by the Company and its affiliates between the date the option was granted and the date of such disability, or, in the event of death, a date not more than three months prior to such death. Options accelerated due to death or disability will remain exercisable for one year following the participant’s death or disability. If a participant’s employment or other relationship with the Company terminates for any reason other than death or disability, then any option or stock appreciation right that has not expired or been terminated shall remain exercisable for three months after termination of the participant’s employment, but, unless otherwise provided in the agreement, only to the extent such option or stock appreciation right was exercisable prior to such participant’s termination of employment. If the participant is an Outside Director, the option or stock appreciate right shall remain exercisable until the expiration of the term, but, unless otherwise provided in the agreement, only to the extent that such option or stock appreciation right was exercisable prior to such Outside Director’s ceasing to be a director. In no event may an option be exercisable at any time after its expiration date.

Unless otherwise provided in an agreement with respect to performance awards or restricted stock, or under other circumstances provided by the Committee, if a participant’s employment or other relationship with the Company and its affiliates terminates due to death or disability, the participant shall be entitled to (i) a payment with respect to performance units at the end of the performance cycle based upon the achievement of performance targets at the end of such period and prorated for the portion of the performance cycle during which the participant was employed and/or (ii) shall be entitled to receive a number of shares of restricted stock under outstanding awards that has been prorated for the term of the participant’s employment and for which portion the restrictions shall lapse.

The Committee may condition a grant upon the participant’s agreement that in the event of certain occurrences, which may include a participant’s competition with, unauthorized disclosure of confidential information of, or violation of the applicable business ethics policy or business policy of the Company or any of its affiliates, the awards paid to the participant within six months prior to the termination of employment of the participant (or their economic value) may be subject to forfeiture at the Committee’s option.

Adjustments, Modifications, Cancellations

The Omnibus Plan provides that, upon the occurrence of an equity restructuring (within the meaning of Financial Accounting Standards No. 123 (revised 2004)), such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee will be required to make an equitable adjustment to (i) the number and kind of shares of Common Stock that may be issued under the Omnibus Plan, (ii) the limitations on the number of shares of Common Stock that may be issued to an individual pursuant to an option or a stock appreciation right in any calendar year or that may be issued in the form of restricted or unrestricted stock, (iii) the number and kind of shares of Common Stock or, with certain exceptions, performance units, subject to an award, and (iv) the exercise price (if applicable) of any outstanding stock-based award. These adjustments are only required to the extent such outstanding awards would not otherwise automatically adjust in the equity restructuring. The Omnibus Plan provides that no adjustment will be made to incentive stock options if the adjustment would cause the incentive stock options to violate Section 422(b) of the Code, or if the adjustment would otherwise cause any type of award to be subject to adverse tax consequences under Section 409A of the Code.

The Omnibus Plan also gives the Board the right to terminate, suspend or modify the Omnibus Plan, except that amendments to the Omnibus Plan are subject to stockholder approval if needed to comply with the incentive stock option provisions of Federal tax laws. Under the Omnibus Plan, in the event of certain dissolutions, liquidations, mergers, statutory share exchanges or other similar events involving the Company, the Committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the participants or provide for substitution of such awards by the successor corporation.

Federal Tax Considerations

The Company has been advised by its counsel that awards made under the Omnibus Plan generally will result in the following tax events for United States citizens under current United States Federal income tax laws:

Restricted and Unrestricted Stock

Unless the participant files an election to be taxed under Section 83(b) of the Code, (a) the participant will not realize income upon the grant of restricted stock, (b) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction when the restrictions have been removed or expire and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the participant and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

With respect to awards of unrestricted stock, (a) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

When the participant disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

Incentive Stock Options

A participant will not realize any taxable income, and the Company will not be entitled to any related deduction, when any incentive stock option is granted under the Omnibus Plan. If certain statutory employment and holding period conditions are satisfied before the participant disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss a recipient realizes will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired upon the exercise of an incentive stock option are disposed of before the expiration of the statutory holding periods (a “disqualifying disposition”), the participant will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income.

Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the participant pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the participant will be treated as having made a disqualifying disposition of such shares and the tax consequences of such disqualifying disposition will be as described above.

The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes an incentive stock option will be treated as if it were a non-statutory stock option, the tax consequences of which are discussed below.

Non-statutory Stock Options

A participant will not realize any taxable income, and the Company will not be entitled to any related deduction, when any non-statutory stock option is granted under the Omnibus Plan. When a participant exercises a non-statutory stock option, the participant will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss the participant realizes will be a capital gain or loss.

Stock Appreciation Rights and Performance Units

Generally (i) the participant will not realize income upon the grant of a stock appreciation right or performance unit award, (ii) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction, when cash, shares of Common Stock or a combination of cash and shares are delivered to the participant upon exercise of a stock appreciation right or in payment of the performance unit award and (iii) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date they are received. The Federal income tax consequences of a disposition of unrestricted shares received by the participant upon exercise of a stock appreciation right or in payment of a performance unit award are the same as described above with respect to a disposition of unrestricted shares.

Limitations on Deferred Compensation

Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain requirements applicable to “nonqualified deferred compensation plans,” including new rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer’s financial health. These new rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these new rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income. Some of the awards to be granted under the Omnibus Plan may constitute deferred compensation that is potentially subject to Section 409A, including, without limitation, discounted stock options and stock appreciation rights. The Company intends that any awards under the Omnibus Plan will comply with the requirements of Section 409A.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders. The Company intends that any stock options granted to covered employees will qualify as

“performance-based compensation” for purposes of Section 162(m), thereby preserving any available corporate compensation deductions attributable to such options.

Withholding

The Omnibus Plan permits the Company to withhold from cash awards, and to require a participant receiving Common Stock under the Omnibus Plan to pay the Company in cash, an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares delivered to such participant or a surrender to the Company of shares then owned by the participant.

Voting Requirements, Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote on this item and present in person or by proxy at the Meeting is required for approval of the Omnibus Plan and the shares authorized under the Omnibus Plan. Proxies solicited by the Board will be voted for approval of the proposal, unless stockholders specify otherwise in their proxies.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE DIGI INTERNATIONAL INC. 2000 OMNIBUS STOCK PLAN AS AMENDED AND RESTATED ON NOVEMBER 27, 2006.

PROPOSAL TO APPROVE THE DIGI INTERNATIONAL INC.
EMPLOYEE STOCK PURCHASE PLAN
AS AMENDED AND RESTATED
AS OF NOVEMBER 27, 2006

Introduction

On November 10, 1995, the Board of Directors adopted the Digi International Inc. Employee Stock Purchase Plan, which was approved by the stockholders and became effective April 1, 1996. The Board of Directors subsequently increased the number of shares of Common Stock of the Company reserved for future purchase under the Purchase Plan by 750,000 shares, which increase was approved at the 2002 Annual Meeting of Stockholders. On November 27, 2006, the Board of Directors approved an amendment to the Purchase Plan to increase the number of Shares of Common Stock of the Company that are reserved for future purchase under the Purchase Plan by an additional 500,000 shares. The purpose of this amendment is to ensure that the Company has sufficient shares reserved for future purchases by participants in the Purchase Plan. The Board of Directors has directed that the Purchase Plan, as amended and restated as of November 27, 2006 be submitted for approval by the stockholders at the 2006 Annual Meeting of Stockholders.

The following discussion refers to the Employee Stock Purchase Plan, as it would be amended and restated if the amendments described above are approved by a majority of the stockholders present and entitled to vote at the 2007 annual meeting, as the “Purchase Plan.” A copy of the Purchase Plan, marked to show changes effected by the proposed amendments, is attached as Exhibit B to this Proxy Statement.

Purpose

The purpose of the Purchase Plan is to provide eligible employees with an opportunity to acquire a proprietary interest in the Company through the purchase of its Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Purchase Plan is an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The Purchase Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). Subject to the provisions of the Purchase Plan, the Committee is authorized to determine any questions arising in the administration, interpretation and application of the Purchase Plan and to make such uniform rules as may be necessary to carry out its provisions.

Eligibility and Number of Shares

If the proposed amendment is approved by the stockholders, there will be a total of 1,750,000 shares of Common Stock of the Company available for purchase under the Purchase Plan, subject to appropriate adjustments by the Committee in the event of certain changes in the outstanding shares of Common Stock by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions. As of September 30, 2006, 169,084 shares of Common Stock were available for future issuance under the current Purchase Plan. Shares sold pursuant to the Purchase Plan may be newly issued shares or treasury shares previously acquired by the Company.

Any employee of the Company or a parent or subsidiary corporation of the Company (including officers and any directors who are also employees) is eligible to participate in the Purchase Plan for any Purchase Period (as defined below) so long as, on the first day of such Purchase Period, the employee has completed at least 90 days of continuous service and is customarily employed at least 20 hours per week. “Purchase Period” means each quarter of the Company’s fiscal year.

Any eligible employee may elect to become a participant in the Purchase Plan for any Purchase Period by filing an enrollment form in advance of the Purchase Period to which it relates. The enrollment form authorizes payroll deductions beginning with the first payday in such Purchase Period and continuing until the employee modifies his or her authorization, withdraws from the Purchase Plan or ceases to be eligible to participate.

No employee may participate in the Purchase Plan if such employee would be deemed for purposes of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

The Company currently has approximately 395 employees who are eligible to participate in the Purchase Plan.

Participation

An eligible employee who elects to participate in the Purchase Plan authorizes the Company to make payroll deductions of a specified whole percentage from 1% to 10% of the employee’s gross cash compensation. A participant may, at any time during a Purchase Period, direct the Company to adjust the amount of deductions (within those limits) or make no further deductions, as set forth in greater detail in the Purchase Plan. A participant may also elect to withdraw from the Purchase Plan at any time before the end of a Purchase Period. In the event of a withdrawal, all future payroll deductions will cease and the amounts withheld will be paid to the participant in cash within 15 days. Any participant who stops payroll deductions may not thereafter resume payroll deductions for that Purchase Period, and any participant who withdraws from the Purchase Plan will not be eligible to reenter the Purchase Plan until the next succeeding Purchase Period.

Amounts withheld under the Purchase Plan are held by the Company as part of its general assets until the end of the Purchase Period and then applied to the purchase of Common Stock of the Company as described below. No interest will be credited to a participant for amounts withheld.

Purchase of Stock

Amounts withheld for a participant in the Purchase Plan are used to purchase Common Stock of the Company as of the last day of the Purchase Period at a price equal to the 85% of the lesser of the Fair Market Value (as defined in the Purchase Plan) of a share of Common Stock on either the first or last day of the Purchase Period. All amounts so withheld will be used to purchase the number of shares of Common Stock (including fractional shares) that can be purchased with such amount, unless the participant has properly notified the Company that he or she elects to purchase a lesser number of shares or to receive the entire amount in cash.

If purchases by all participants would exceed the number of shares of Common Stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of such available shares. Any amount not used to purchase shares of Common Stock will be refunded to the participant in cash.

Shares of Common Stock acquired by each participant are held in a general account maintained for the benefit of all participants. Certificates for the number of whole shares of Common Stock purchased by a participant will be issued and delivered to him or her only upon the request of such participant or his or her representative. No certificates for fractional shares will be issued and participants will instead receive cash representing any fractional share. Dividends with respect to a participant’s shares held in the general account will, at the election of the participant, either be paid to the participant in cash or reinvested in additional shares of Common Stock of the Company. If a participant fails to make such an election, all dividends with respect to the participant’ shares held in the general account will automatically be reinvested to purchase additional shares of Common Stock of the Company. Each participant is entitled to vote all shares held for the benefit of such participant in the general account.

No more than $25,000 in Fair Market Value (determined on the first day of the respective Purchase Periods) of shares of Common Stock may be purchased under the Purchase Plan and all other employee stock purchase plans, if any, of the Company and any parent or subsidiary corporation of the Company by any participant for each calendar year.

Death, Disability, Retirement or Other Termination of Employment

If the employment of a participant is terminated for any reason, including death, disability or retirement, the amounts previously withheld will be applied to the purchase of shares of Common Stock as of the last day of the Purchase Period in which the participant’s employment terminated, unless the participant has properly notified the Company prior to the last day of such Purchase Period that he or she elects to receive a refund of all amounts previously withheld.

Rights Not Transferable

The rights of a participant under the Purchase Plan are exercisable only by the participant during his or her lifetime. No right or interest of any participant in the Purchase Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.

Amendment or Modification

The Board of Directors may at any time amend the Purchase Plan in any respect which shall not adversely affect the rights of participants pursuant to shares previously acquired under the Purchase Plan, provided that approval by the stockholders of the Company is required to (i) increase the number of shares of Common Stock to be reserved under the Purchase Plan (except for adjustments by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and similar transactions), (ii) decrease the minimum purchase price, (iii) withdraw the administration of the Purchase Plan from the Committee, or (iv) change the definition of employees eligible to participate in the Purchase Plan.

Termination

All rights of participants in any offering under the Purchase Plan will terminate at the earlier of (i) the day that participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days’ notice has been given to all participants. Upon termination of the Purchase Plan, shares of Common Stock will be issued to participants in accordance with the terms of the Purchase Plan, and cash, if any, previously withheld and not used to purchase Common Stock will be refunded to the participants, as if the Purchase Plan were terminated at the end of a Purchase Period.

Federal Tax Considerations

Participants will not recognize any income as a result of participation in the Purchase Plan until the disposal of shares acquired under the Purchase Plan or the death of the participant. Participants who hold their shares for more than 21 months or die while holding their shares will recognize ordinary income in the year of disposition or death equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition or death over the purchase price paid by the participant or (ii) 15% of the fair market value of the shares on the first day of the Purchase Period in which the shares were purchased. If the holding period has been satisfied when the participant sells the shares or if the participant dies while holding the shares, the Company will not be entitled to any deduction in connection with the transfer of such shares to the participant.

Participants who hold their shares for less than 21 months after the shares are transferred to them will be considered to have realized ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date they were purchased by the participant over the purchase price paid by the participant. If such dispositions occur, the Company generally will be entitled to a deduction at the same time and in the same amount as the ordinary income realized by the participants.

Participants will have a basis in their shares equal to the purchase price of their shares plus any amount that must be treated as ordinary income at the time of disposition of the shares. Any additional gain or loss realized on the disposition of shares acquired under the Purchase Plan will be capital gain or loss.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE DIGI INTERNATIONAL INC. EMPLOYEE STOCK PURCHASE PLAN AS AMENDED AND RESTATED AS OF NOVEMBER 27, 2006.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options under all of the Company’s existing equity compensation plans as of September 30, 2006.

(c)
Number of
	(a)		Securities
	Number of		Remaining Available
	Securities to	(b)	for Future Issuance
	be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding
	Options, Warrants	Options, Warrants	Securities
Plan Category	and Rights	and Rights	Reflected in Column (a))

Equity Compensation Plans Approved by Security Holders	1,877,125	$10.76	751,803	(1)
Equity Compensation Plans Not Approved by Security Holders(2)	1,324,964	$9.11	14,652
Total(3)	3,202,089	$10.08	766,465

(1)	Includes securities available for future issuance under stockholder approved compensation plans other than upon the exercise of options, warrants or rights, as follows: 94,969 shares under the Company’s Stock Option Plan, 487,750 shares under the Company’s 2000 Omnibus Stock Plan, and 169,084 shares under the Company’s Employee Stock Purchase Plan.

(2)	Relates to the Digi International Inc. Non-Officer Stock Option Plan only.

(3)	The table does not include information for equity compensation plans assumed by the Company pursuant to the acquisition of NetSilicon, Inc. by the Company in February 2002. Pursuant to the Agreement and Plan of Merger, the Company assumed options to purchase 4,134,658 shares of common stock of NetSilicon granted under three different plans, which became exercisable for an aggregate of 2,687,528 shares of common stock of the Company. All of the options assumed by the Company remain subject to the assumed plans until the options are exercised or expire. As of September 30, 2006, 1,037,782 options remained outstanding at a weighted average exercise price of $11.92. The Company cannot grant additional awards under these assumed plans.

Equity Compensation Plan Not Approved by Stockholders — Digi International Inc. Non-Officer Stock Option Plan

In April 1998, the Board adopted the Digi International Inc. Non-Officer Stock Option Plan (the “Non-Officer Plan”). The Non-Officer Plan has not been approved by the stockholders of the Company.

Plan Administration

The Non-Officer Plan is administered by a committee of two or more members of the Board (the Committee). The Committee may delegate all or any part of its authority to a one person committee consisting of the Chief Executive Officer of the Company for purposes of granting awards.

Shares Subject to the Non-Officer Plan

As of September 30, 2006, 1,324,964 shares of the Company’s common stock were subject to outstanding awards granted and 14,652 shares remained available for future award grants under the Non-Officer Plan. If any award granted pursuant to the Non-Officer Plan expires or terminates without being exercised in full, the unexercised shares released from such award will again become available for issuance under the Non-Officer Plan. Pursuant to the Non-Officer Plan, the Committee must adjust the number of shares and the purchase price per share to give effect to adjustments made in the number of outstanding common stock of the Company pursuant to mergers, consolidations, splits, combinations, or other changes in capitalization as described in the Non-Officer Plan.

Eligibility

All employees of the Company and its subsidiaries who are not also officers or directors of the Company, and consultants to the Company or its subsidiaries, are eligible to receive awards under the Non-Officer Plan.

Incentive and Non-Statutory Stock Options

The Non-Officer Plan authorizes the grant of non-statutory stock options. Because the Non-Officer Plan has not been approved by the Company’s stockholders, under the Internal Revenue Code of 1986, as amended, incentive stock options may not be granted under the Non-Officer Plan. The exercise price of an option is determined by the Committee. The exercise price may not be less than 50% of the fair market value, as defined in the Non-Officer Plan, of the Company’s common stock on the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, provided that the term shall not exceed ten years from the date of grant. The purchase price for common stock purchased upon the exercise of stock options may be payable in cash, bank draft or money order, by delivery of shares of Company common stock having a fair market value on the date the option is exercised equal to all or any part of the option price of the common stock being purchased or any combination of the above.

Transferability and Termination of Options

The Non-Officer Plan allows the recipient to transfer options to members of his or her immediate family under certain circumstances. Other than such transfers to family members, no option shall be assignable or transferable by the recipient other than by will or the laws of descent and distribution. If a recipient’s employment or other relationship with the Company or its affiliates is terminated for any reason other than death or disability, then any unexercised portion of such recipient’s award will generally be forfeited, except as provided in the Non-Officer Plan or such recipient’s agreement or by the Committee. Upon death or disability, any unexercised portion of such recipient’s award will automatically vest. Upon a change in control as described in the Non-Officer Plan, the Committee shall declare all outstanding options cancelled at the time of the change in control in exchange for cash in the amount described in the Non-Officer Plan unless appropriate provisions have been made for the protection of the outstanding options by the substitution of such options for options to purchase appropriate stock of the surviving entity in the change in control.

Adjustments, Modifications, Termination

The Non-Officer Plan gives the Board the right to amend, suspend or discontinue the Non-Officer Plan. Amendments to the Non-Officer Plan are subject to stockholder approval, however, if needed to comply with applicable laws or regulations. The Committee may generally also alter or amend any agreement covering an award granted under the Non-Officer Plan to the extent permitted by law. The Committee may not grant awards under the Non-Officer Plan after December 1, 2006.

RELATIONSHIP WITH AND APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, or one of its predecessors, has been the independent registered public accounting firm for the Company since 1986. The Audit Committee has again selected PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007, subject to ratification by the stockholders. While it is not required to do so, the Audit Committee is submitting the selection of that firm for ratification in order to ascertain the view of the stockholders. If the selection is not ratified, the Audit Committee will reconsider its selection.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

ADDITIONAL MATTERS

The Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2006, including financial statements, is being mailed with this Proxy Statement.

As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the annual meeting other than those referred to herein. If any other matters properly come before the annual meeting calling for a vote of stockholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

By Order of the Board of Directors,

James E. Nicholson
Secretary
Dated: December 6, 2006

Exhibit A

Digi International Inc.
2000 Omnibus Stock Plan
as Amended and Restated as of
September 27, 2006

(effective as of November 27, 2006, subject to stockholder approval)

1. Purpose.   The purpose of the Digi International Inc. 2000 Omnibus Stock Plan (the “Plan”) is to promote the interests of the Company and its stockholders by providing key personnel of the Company and its Affiliates and Outside Directors with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel and Outside Directors of outstanding ability.

2. Definitions.

2.1  The capitalized terms used elsewhere in the Plan have the meanings set forth below.

(a) “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions, and, for purposes other than the grant of Incentive Stock Options, any joint venture in which the Company or any such “parent corporation” or “subsidiary corporation” owns an equity interest.

(b) “Agreement” means a written contract (i) consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant and (ii) containing the terms and conditions of an Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.

(c) “Award” or “Awards” means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

(f) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Plan Section 3.1 and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3 and Code Section 162(m).

(g) “Company” means Digi International Inc., a Delaware corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(h) “Effective Date” means the date specified in Plan Section 12.1.

(i) “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

(k) “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.

(l) “Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan:

(i) the closing sale price of a Share on such date, or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred

(A) on the composite tape for NASDAQ-listed shares, or

(B) if the Shares are not quoted on the composite tape for NASDAQ-listed shares, on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed, or

(ii) if clause (i) is inapplicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or

(iii) if clauses (i) and (ii) are inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Plan Section 16.

(m) “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(n) “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

(o) “Insider” as of a particular date means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

(p) “Non-Employee Director” means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision and an outside director for purposes of Code Section 162(m).

(q) “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

(r) “Option” means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

(s) “Outside Director” means a director who is not an Employee.

(t) “Participant” means a person or entity to whom an Award is or has been made in accordance with the Plan.

(u) “Performance Cycle” means the period of time as specified in an Agreement over which Performance Units are to be earned.

(v) “Performance Units” means an Award made pursuant to Plan Section 11.

(w) “Plan” means this Digi International Inc. 2000 Omnibus Stock Plan, as may be amended and in effect from time to time.

(x) “Restricted Stock” means Stock granted under Plan Section 7 so long as such Stock remains subject to one or more restrictions.

(y) “Section 16” or “Section 16(b)” means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

(z) “Share” means a share of Stock.

(aa) “Stock” means the common stock, par value $.01 per share, of the Company.

(bb) “Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Plan Section 10.

(cc) “Subsidiary” means a “subsidiary corporation,” as that term is defined in Code Section 424(f) or any successor provision.

(dd) “Successor” with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.

(ee) “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

(ff) “Transferee” means any member of the Participant’s immediate family (i.e., his or her children, step-children, grandchildren and spouse) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.

2.2  Gender and Number.   Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3. Administration and Indemnification.

3.1  Administration.

(a) The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award shall be subject to an Agreement authorized by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Notwithstanding the foregoing, the Board shall have the sole and exclusive power to administer the Plan with respect to Awards granted to Outside Directors.

(b) Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.

(c) To the extent within its discretion and subject to Plan Sections 15 and 16, other than price, the Committee may amend the terms and conditions of any outstanding Award.

(d) It is the intent that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

(e) The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

3.2  Indemnification.   Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4. Shares Available Under the Plan.

(a) The number of Shares available for distribution under the Plan shall not exceed 3,250,000* (subject to adjustment pursuant to Plan Section 16).

(b) Any Shares subject to the terms and conditions of an Award under the Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan; provided however, that Shares with respect to which a Stock Appreciation Right has been exercised whether paid in cash and/or in Shares may not again be awarded under the Plan.

(c) Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award, or any Award settled in cash in lieu of Shares (except as provided in Plan Section 4(b)) shall be available for further Awards.

(d) For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:

(i) each Option shall be deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option;

(ii) an Award (other than an Option) payable in some other security shall be deemed to be equal to the number of Shares to which it relates;

(iii) where the number of Shares available under the Award is variable on the date it is granted, the number of Shares shall be deemed to be the maximum number of Shares that could be received under that particular Award; and

(iv) where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award shall be deemed to be the equivalent of the maximum number of Shares available under the largest single Award.

Additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.

(e) No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

* Includes 2,500,000 shares added to the Plan subject to stockholder approval.

(f) The maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options is 250,000, the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Restricted Stock is 100,000, and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is 100,000.

5. Eligibility.   Participation in the Plan shall be limited to Employees and to individuals or entities who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to “employed,” “employment” or similar terms (except “Employee”) shall include the providing of services in any capacity or as a director. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, shall be deemed a termination of employment for purposes of the Plan.

6. General Terms of Awards.

6.1  Amount of Award.   Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion.

6.2  Term.   Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award or the Performance Cycle for the Performance Units, as the case may be. Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration in the event of the Participant’s death or retirement. Acceleration of the Performance Cycle of Performance Units shall be subject to Plan Section 11.2.

6.3  Transferability.   Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award. No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights or Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder; any attempted transfer in violation of this Section 6.3 shall be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award (other than Incentive Stock Options) may be transferable to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, disability or termination of employment of a Participant the references to “Participant” shall mean the original grantee of an Award and not any Transferee.

6.4  Termination of Employment.   Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant’s termination of employment, the following provisions shall apply:

(a) Options and Stock Appreciation Rights.

(i) If a Participant’s employment or other relationship with the Company and its Affiliates terminates because of the Participant’s death, then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant’s employment or other relationship with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and a date not more than three months prior to such death, and may be exercised by the Participant’s Successor at any time, or from time to time, within one year after the date of the Participant’s death.

(ii) If a Participant’s employment or other relationship with the Company and its Affiliates terminates because the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant’s employment or other relationship with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and the date of such disability, and the Participant or the Participant’s Successor may exercise such Option or Stock Appreciation Right at any time, or from time to time, within one year after the date of the Participant’s disability.

(iii) If a Participant’s employment terminates for any reason other than death or disability, then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for three months after termination of the Participant’s employment, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant’s termination of employment; provided, however, that if the Participant is an Outside Director, the Option or Stock Appreciation Right shall remain exercisable until the expiration of the Term after such Outside Director ceases to be a director of the Company but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Outside Director ceasing to be a director.

(iv) Notwithstanding the foregoing Plan Sections 6.4(a)(i), (ii) and (iii), in no event shall an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Plan Sections 6.4 (i), (ii) and (iii), except as otherwise provided by the Committee in the Agreement, shall terminate as of the end of the periods described in such Sections.

(b) Performance Units.   If a Participant’s employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle because of death or disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the Agreement, shall be entitled to a payment with respect to Performance Units at the end of the Performance Cycle based upon the extent to which achievement of performance targets was satisfied at the end of such period (as determined at the end of the Performance Cycle) and prorated for the portion of the Performance Cycle during which the Participant was employed by the Company or its Affiliates. Except as provided in this Section 6.4(b) or in the Agreement, if a Participant’s employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle, then such Participant shall not be entitled to any payment with respect to that Performance Cycle.

(c) Restricted Stock Awards.   Unless otherwise provided in the Agreement, in case of a Participant’s death or disability, the Participant shall be entitled to receive a number of Shares of Restricted Stock under outstanding Awards that has been prorated for the portion of the Term of the Awards during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares, all restrictions shall lapse. Any Shares of Restricted Stock as to which restrictions do not lapse under the preceding sentence shall terminate at the date of the Participant’s termination of employment and such Shares of Restricted Stock shall be forfeited to the Company.

6.5  Rights as Stockholder.   Each Agreement shall provide that a Participant shall have no rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

7. Restricted Stock Awards.

(a) An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.

(b) Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

(c) The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.

(d) A Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

(e) No more than 1,000,000** of the total number of Shares available for Awards under the Plan shall be issued during the term of the Plan as Restricted Stock. This limitation shall be calculated pursuant to the applicable provisions of Plan Sections 4 and 16.

8. Other Awards.   The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate. No more than 50,000 of the total number of Shares available for Awards under the Plan shall be issued during the term of the Plan in the form of Stock without restrictions.

9. Stock Options.

9.1  Terms of All Options.

(a) An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than the Fair Market Value of a Share as of the date the Option is granted (except as provided in Plan Sections 9.2 and 19).

(b) The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be payable in cash, by delivery or tender of Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option, or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted. Provided, however, that a Participant exercising a stock option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.

(c) Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

9.2  Incentive Stock Options.  In addition to the other terms and conditions applicable to all Options:

(i) the purchase price of each Share subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share as of the date the Incentive Stock Option is granted if this limitation is necessary to qualify the Option as an Incentive Stock Option (except as provided in Plan Section 20);

(ii) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the

** Changed from 100,000, subject to stockholder approval.

Option as an Incentive Stock Option and to the extent an Option or Options granted to a Participant exceed this limit the Option or Options shall be treated as a Non-Statutory Stock Option;

(iii) an Incentive Stock Option shall not be exercisable more than 10 years after the date of grant (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option;

(iv) the Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option; and

(v) notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the exercise price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the date of grant and (ii) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.

10. Stock Appreciation Rights.  An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

11. Performance Units.

11.1  Initial Award.

(a) An Award of Performance Units under the Plan shall entitle the Participant or a Successor or Transferee to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee, based upon the achievement of pre-established performance targets. These performance targets may, but need not, include, without limitation, targets relating to one or more of the Company’s or a group’s, unit’s, Affiliate’s or an individual’s performance. The Agreement may establish that a portion of a Participant’s Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment.

(b) Following the conclusion or acceleration of each Performance Cycle, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Cycle have been satisfied and (iii) payment is due with respect to an Award of Performance Units.

11.2  Acceleration and Adjustment.  The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon the occurrence of certain events, which may, but need not include, without limitation, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant’s title or employment responsibilities, the Participant’s death or retirement or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 16. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

12. Effective Date and Duration of the Plan.

12.1  Effective Date.  The Plan shall become effective as of November 6, 2000, provided that the Plan is approved by the requisite vote of stockholders at the January 2001 Annual Meeting of Stockholders or any adjournment thereof.

12.2  Duration of the Plan.  The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Plan Section 15, or November 27, 2016*** (the “Termination Date”); provided, however, that Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. No Award of an Incentive Stock Option shall be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which the Award is made or granted.

13. Plan Does Not Affect Employment Status.

(a) Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

(b) Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

14. Tax Withholding.  The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings through a reduction of the number of Shares delivered or delivery or tender return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

15. Amendment, Modification and Termination of the Plan.

(a) The Board may at any time and from time to time terminate, suspend or modify the Plan. Except as limited in (b) below, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law.

(b) No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Plan Sections 11.2 or 16 does not adversely affect these rights.

16. Adjustment for Changes in Capitalization.  In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123 (revised 2004)) that causes the per Share value of Shares to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to (i) the number and kind of Shares

*** Changed from November 6, 2010, subject to stockholder approval.

that may be issued under the Plan, (ii) the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right in any calendar year or that may be issued in the form of Restricted Stock or Shares without restrictions and (iii) the number and kind of Shares or, subject to Plan Section 11.2, Performance Units, subject to and the exercise price (if applicable) of any then outstanding Awards of Options, Stock Appreciation Rights, Restricted Stock, Performance Units or any other Awards related to shares of Stock (to the extent such other Awards would not otherwise automatically adjust in the equity restructuring); provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision; provided further, with respect to all Awards, no such adjustment shall be authorized to the extent that such adjustment would cause the Awards to be subject to adverse tax consequences under Section 409A of the Code. In the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), including a Fundamental Change (subject to Plan Section 17), or any partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. In no event shall an outstanding Option or Stock Appreciation Right be amended for the sole purpose of reducing the exercise price or grant price thereof.

17. Fundamental Change.  In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

(a) if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

(b) at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Plan Section 10, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to Plan Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration.

Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 17(b) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled. For purposes of this Section only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the stockholders of the Company upon the occurrence of the Fundamental Change.

18. Prohibition on Repricing.  Without the approval of the Company’s stockholders, the Committee will not reprice, adjust or amend the exercise price of any Option or the grant price of any Stock Appreciation Right previously awarded, whether through amendment, cancellation and replacement grant or any other means, except pursuant to Section 16 of the Plan in connection with an equity restructuring, or pursuant to Section 17 of the Plan in connection with a Fundamental Change, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the Plan.

19. Forfeitures.  An Agreement may provide that if a Participant has received or been entitled to payment of cash, delivery of Shares, or a combination thereof pursuant to an Award within six months before the Participant’s termination of employment with the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Shares received with respect to the Award (or its economic value as of (i) the date of the exercise of Options or Stock Appreciation Rights, (ii) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions, or (iii) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be) in the event of certain occurrences specified in the Agreement. The Committee’s right to require forfeiture must be exercised within 90 days after discovery of such an occurrence but in no event later than 15 months after the Participant’s termination of employment with the Company and its Affiliates. The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or Affiliate or any other occurrence specified in the Agreement within the period or periods of time specified in the Agreement.

20. Corporate Mergers, Acquisitions, Etc.  The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other award granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

21. Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

22. Limits of Liability.

(a) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b) Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

23. Compliance with Applicable Legal Requirements.  No certificate for Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.

24. Deferrals and Settlements.  The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the

Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

25. Other Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

26. Beneficiary Upon Participant’s Death.  To the extent that the transfer of a Participant’s Award at his or her death is permitted under an Agreement, a Participant’s Award shall be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

27. Requirements of Law.

(a) To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

(b) If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not effect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Exhibit B

DIGI INTERNATIONAL INC.
EMPLOYEE STOCK PURCHASE PLAN
AS AMENDED AND RESTATED AS OF NOVEMBER 27, 2006

(effective November 27, 2006, subject to stockholder approval)

1. PURPOSE AND SCOPE OF PLAN. The purpose of this Digi International Inc. Employee Stock Purchase Plan (the “Plan”) is to provide the employees of Digi International Inc. (the “Company”) with an opportunity to acquire a proprietary interest in the Company through the purchase of its Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.

2. DEFINITIONS.

2.1. The terms defined in this section are used (and capitalized) elsewhere in this Plan:

(a) “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as defined in Sections 424(e) and 424(f) of the Code or any successor provision, and whose participation in the Plan has been approved by the Board of Directors.

(b) “Board of Directors” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means three or more Disinterested Persons designated by the Board of Directors to administer the Plan under Section 13.

(e) “Common Stock” means the common stock, par value $.01 per share (as such par value may be adjusted from time to time), of the Company.

(f) “Company” means Digi International Inc.

(g) “Compensation” means the gross cash compensation (including wage, salary, commission, bonus, and overtime earnings) paid by the Company or any Affiliate to a Participant in accordance with the terms of employment.

(h) “Disinterested Persons” means a member of the Board of Directors who is considered a disinterested person within the meaning of Exchange Act Rule 16b-3 or any successor definition.

(i) “Eligible Employee” means any employee of the Company or an Affiliate who has been employed for at least 90 days and whose customary employment is at least 20 hours per week; provided, however, that “Eligible Employee” shall not include any person who would be deemed for purposes of Section 423(b)(3) of the Code, to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(k) “Fair Market Value” of a share of Common Stock as of any date means, if the Company’s Common Stock is listed on a national securities exchange or traded in the national market system, the mean between the high and low sale prices for such Common Stock on such exchange or market on said date, or, if no sale has been made on such exchange or market on said date, on the last preceding day on which any sale shall have been made. If such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to plans intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, however, Fair Market Value shall be determined in accordance with such regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 14.

(l) “Participant” means an Eligible Employee who has elected to participate in the Plan in the manner set forth in Section 4.

(m) “Plan” means this Digi International Inc. Employee Stock Purchase Plan, as amended from time to time.

(n) “Purchase Period” means each quarter of the Company’s fiscal year. The first Purchase Period will be the quarter that starts April 1, 1996 and ends June 30, 1996.

(o) “Recordkeeping Account” means the account maintained in the books and records of the Company recording the amount withheld from each Participant through payroll deductions made under the Plan.

(p) “Share” means a share of Common Stock.

3. SCOPE OF THE PLAN. Shares of Common Stock may be sold by the Company to Eligible Employees commencing April 1, 1996, as hereinafter provided, but not more than 1,750,000* shares of Common Stock (subject to adjustment as provided in Section 14) shall be sold to Eligible Employees pursuant to this Plan. All sales of Common Stock pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock delivered by the Company pursuant to this Plan may be acquired shares having the status of any combination of authorized but unissued shares, newly issued shares, or treasury shares.

4. ELIGIBILITY AND PARTICIPATION. To be eligible to participate in the Plan for a given Purchase Period, an employee must be an Eligible Employee on the first day of such Purchase Period. An Eligible Employee may elect to participate in the Plan by filing an enrollment form with the Company before the first day of such Purchase Period that authorizes regular payroll deductions from Compensation beginning with the first payday in such Purchase Period and continuing until the Eligible Employee withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.

5. AMOUNT OF COMMON STOCK EACH ELIGIBLE EMPLOYEE MAY PURCHASE.

5.1.  Subject to the provisions of the Plan, each Eligible Employee shall be offered the right to purchase on the last day of the Purchase Period the number of shares of Common Stock (including fractional shares) that can be purchased at the price specified in Section 5.2 with the entire credit balance in the Participant’s Recordkeeping Account; provided, however, that the Fair Market Value (determined on the first day of any Purchase Period) of shares of Common Stock that may be purchased by a Participant during such Purchase Period shall not exceed the excess, if any, of (i) $25,000 over (ii) the Fair Market Value (determined on the first day of the relevant Purchase Period) of shares of Common Stock previously acquired by the Participant in any prior Purchase Period during such calendar year. Notwithstanding the foregoing, no Eligible Employee shall be granted an option to acquire shares of Common Stock under this Plan which permits the Eligible Employee’s rights to purchase shares of Common Stock under this Plan and all employee stock purchase plans of the Company and the Affiliates to accrue at a rate which exceeds $25,000 of Fair Market Value (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. If the purchases by all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 3, however, each Participant shall be allocated at a ratable portion of the maximum number of shares of Common Stock which may be sold.

5.2. The purchase price of each share of Common Stock sold pursuant to this Plan will be the lesser of (a) or (b) below: (a) 85% of the Fair Market Value of such share on the first day of the Purchase Period. (b) 85% of the Fair Market Value of such share on the last day of the Purchase Period.

6. METHOD OF PARTICIPATION.

6.1. The Company shall give notice to each Eligible Employee of the opportunity to purchase shares of Common Stock pursuant to this Plan and the terms and conditions for such offering. Such notice is subject to revision by the Company at any time prior to the date of purchase of such shares. The Company contemplates that for tax purposes the first day of a Purchase Period will be the date of the offering of such shares.

* Includes 500,000 shares subject to stockholder approval.

6.2. Each Eligible Employee who desires to participate in the Plan for a Purchase Period shall signify his or her election to do so by signing an election form developed by the Committee. An Eligible Employee may elect to have any whole percent of Compensation withheld, but not exceeding ten percent (10%) per pay period. An election to participate in the Plan and to authorize payroll deductions as described herein must be made before the first day of the Purchase Period to which it relates and shall remain in effect unless and until such Participant withdraws from this Plan, modifies his or her authorization, or terminates his or her employment with the Company, as hereinafter provided.

6.3. Any Eligible Employee who does not make a timely election as provided in Section 6.2, shall be deemed to have elected not to participate in the Plan. Such election shall be irrevocable for such Purchase Period.

7. RECORDKEEPING ACCOUNT.

7.1. The Company shall maintain a Recordkeeping Account for each Participant. Payroll deductions pursuant to Section 6 will be credited to such Recordkeeping Accounts on each payday.

7.2. No interest will be credited to a Participant’s Recordkeeping Account.

7.3. The Recordkeeping Account is established solely for accounting purposes, and all amounts credited to the Recordkeeping Account will remain part of the general assets of the Company.

7.4. A Participant may not make any separate cash payment into the Recordkeeping Account.

8. RIGHT TO ADJUST PARTICIPATION OR TO WITHDRAW.

8.1. A Participant may, at any time during a Purchase Period, direct the Company to make no further deductions from his or her Compensation or to adjust the amount of such deductions. Upon either of such actions, future payroll deductions with respect to such Participant shall cease or be adjusted in accordance with the Participant’s direction.

8.2. Any Participant who stops payroll deductions may not thereafter resume payroll deductions during such Purchase Period.

8.3. At any time before the end of a Purchase Period, any Participant may also withdraw from the Plan. In such event, all future payroll deductions shall cease and the entire credit balance in the Participant’s Recordkeeping Account will be paid to the Participant, without interest, in cash within 15 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding Purchase Period.

8.4. Notification of a Participant’s election to adjust or terminate deductions, or to withdraw from the Plan, shall be made by the filing of an appropriate notice to such effect with the Company.

9. TERMINATION OF EMPLOYMENT. If the employment of a Participant is terminated for any reason, including death, disability, or retirement, the entire balance in the Participant’s Recordkeeping Account will be applied to the purchase of shares as provided in Section 10.1 as of the last day of the Purchase Period in which the Participant’s employment terminated; except that if such Participant so requests prior to the last day of such Purchase Period, the Company shall refund in cash within 15 days all amounts credited to his or her Recordkeeping Account.

10. PURCHASE OF SHARES.

10.1. As of the last day of the Purchase Period, the entire credit balance in each Participant’s Recordkeeping Account will be used to purchase shares (including fractional shares) of Common Stock (subject to the limitations of Section 5) unless the Participant has filed an appropriate form with the Company in advance of that date (which either elects to purchase a specified number of shares which is less than the number described above or elects to receive the entire credit balance in cash). Any amount in a Participant’s Recordkeeping Account that is not used to purchase shares pursuant to this Section 10.1 will be refunded to the Participant.

10.2. Shares of Common Stock acquired by each Participant shall be held in a general account maintained for the benefit of all Participants.

10.3. Certificates for the number of whole shares of Common Stock, determined as aforesaid, purchased by each Participant shall be issued and delivered to him or her only upon request of the Participant or his or her representative directed to the Company. No Certificates for fractional shares will be issued. Instead, Participants will receive a cash distribution representing any fractional shares.

10.4. Dividends with respect to a Participant’s shares held in the general account will, at the election of the Participant, either be paid to the Participant in cash or reinvested in additional shares of Common Stock. If a Participant fails to make such an election, all dividends with respect to the Participant’s shares held in the general account will automatically be reinvested to purchase additional shares of Common Stock.

10.5. Each Participant will be entitled to vote all shares held for the benefit of such Participant in the general account.

11. RIGHTS AS A STOCKHOLDER. A Participant shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to such shares, including the right to receive any dividends which may be declared by the Company, until (i) he or she actually has paid the purchase price for such shares and (ii) either the shares have been credited to his or her account or certificates have been issued to him or her, both as provided in Section 10.

12. RIGHTS NOT TRANSFERABLE. A Participant’s rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be null and void and without effect. The amounts credited to a Recordkeeping Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

13. ADMINISTRATION OF THE PLAN. This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation and application of this Plan, and all such determinations shall be conclusive and binding on all parties.

14. ADJUSTMENT FOR CHANGES IN CAPITALIZATION. In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123 (revised 2004)) that causes the per Share value of Shares to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to the number, class and purchase price of Shares that may be purchased under the Plan. In the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan.

15. REGISTRATION OF CERTIFICATES. Stock certificates will be registered in the name of the Participant, or jointly in the name of the Participant and another person, as the Participant may direct on an appropriate form.

16. AMENDMENT OF PLAN. The Board of Directors may at any time amend this Plan in any respect which shall not adversely affect the rights of Participants pursuant to shares previously acquired under the Plan, except that, without stockholder approval, no amendment shall be made (i) to increase the number of shares to be reserved under this Plan, (ii) to decrease the minimum purchase price, (iii) to withdraw the administration of this Plan from the Committee, or (iv) to change the definition of employees eligible to participate in the Plan.

17. EFFECTIVE DATE OF PLAN. This Plan shall consist of an offering commencing April 1, 1996, and ending June 30, 1996, and continuing on a quarterly basis thereafter. All rights of Participants in any offering hereunder shall terminate at the earlier of (i) the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days’ notice has been given to all Participants. Upon termination of this Plan, shares of Common Stock shall be issued to Participants in accordance with Section 10, and cash, if any, remaining in the Participant’s Recordkeeping Accounts shall be refunded to them, as if the Plan were terminated at the end of a Purchase Period.

18. GOVERNMENTAL REGULATIONS AND LISTING. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for this Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable on the last day of the Purchase Period applicable to such shares, and if such a registration statement shall not then be effective, the term of such Purchase Period shall be extended until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to a national securities exchange or a national market system, covering the shares of Common Stock under the Plan upon official notice of issuance.

19. MISCELLANEOUS.

19.1. This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, nor shall it interfere with the right of the Company to terminate any Participant and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.

19.2. Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.

19.3. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

19.4. Delivery of shares of Common Stock or of cash pursuant to this Plan shall be subject to any required withholding taxes. A person entitled to receive shares of Common Stock may, as a condition precedent to receiving such shares, be required to pay the Company a cash amount equal to the amount of any required withholdings.

DIGI INTERNATIONAL INC. 11001 Bren Road East Minnetonka, Minnesota 55343
Annual Meeting of Stockholders
Monday, January 22, 2007
3:30 p.m.
Minneapolis Marriott Southwest
5801 Opus Parkway
Minnetonka, Minnesota
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DIGI INTERNATIONAL INC. 11001 Bren Road East Minnetonka, Minnesota 55343	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JANUARY 22, 2007
The undersigned hereby appoints Joseph T. Dunsmore and Subramanian Krishnan, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated on the reverse, all the shares of Common Stock of Digi International Inc. held of record by the undersigned at the close of business on November 24, 2006, at the Annual Meeting of Stockholders to be held on January 22, 2007, or any adjournment thereof.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
See reverse for voting instructions.

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1.	Election of Directors:	01 Guy C. Jackson 02 Ahmed Nawaz	☐	FOR nominees listed (except as indicated)	☐	WITHHOLD AUTHORITY to vote for the nominees
Messrs. Jackson and Nawaz will be elected for a term of three years.						listed

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the Digi International Inc. 2000 Omnibus Stock Plan, as Amended and Restated as of November 27, 2006.	☐	For	☐	Against	☐	Abstain
3.	To approve the Digi International Inc. Employee Stock Purchase Plan, as Amended and Restated as of November 27, 2006.	☐	For	☐	Against	☐	Abstain
4.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the 2007 fiscal year.	☐	For	☐	Against	☐	Abstain
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. IN CASE ANY NOMINEE IS NOT A CANDIDATE FOR ANY REASON, THE PROXIES MAY VOTE FOR A SUBSTITUTE NOMINEE SELECTED BY THE NOMINATING COMMITTEE. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign your name exactly as it appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.